Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS,
REFLECTING STRONG EXECUTION ACROSS THE ENTERPRISE

BUSINESS MOMENTUM DRIVES IMPROVED OUTLOOK FOR 2020

Fourth Quarter Highlights:

•	Total revenues increased 22.9% to $66.9 billion

•	GAAP operating income increased to $3.0 billion

•	Adjusted operating income (1) increased 1.3% to $3.8 billion

•	GAAP diluted earnings per share from continuing operations of $1.33

•	Adjusted EPS (2) of $1.73

Full Year Highlights:

•	Total revenues increased 32.0% to $256.8 billion

•	GAAP operating income increased to $12.0 billion

•	Adjusted operating income (1) increased 36.2% to $15.3 billion

•	GAAP diluted earnings per share from continuing operations of $5.08

•	Adjusted EPS (2) of $7.08

•	Generated cash flow from operations of $12.8 billion

•	Net repayments of long-term debt of $4.7 billion

2020 Full Year Guidance:

•	GAAP operating income in the range of $12.8 billion to $13.0 billion

•	Adjusted operating income (1) in the range of $15.5 billion to $15.8 billion

•	GAAP diluted EPS from continuing operations in the range of $5.47 to $5.60

•	Adjusted EPS (2) in the range of $7.04 to $7.17

•	Cash flow from operations in the range of $10.5 billion to $11.0 billion

WOONSOCKET, RHODE ISLAND, February 12, 2020 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months and year ended December 31, 2019.

“As we work to transform the way health care is delivered to millions of Americans, we are driving continued business performance and generating positive momentum across the enterprise. Our fourth quarter and full-year financial results reflect strong financial and operational execution and a successful first year of integrating the Aetna business. We’re using our unmatched capabilities to create a higher-quality, simpler and more affordable health care experience, which benefits patients, clients and consumers and positions the company for continued success,” said President and Chief Executive Officer Larry Merlo.

Merlo continued, “As a result of the significant progress we made in 2019, and meeting or exceeding our expectations for the year, we raised our outlook for 2020. Client, patient and consumer reception to our innovative product and service offerings, including our HealthHUB® locations, has been positive. We are confident that we’re on the right path to delivering significant value for all our stakeholders, which is a testament to the efforts of the nearly 300,000 CVS Health employees who work tirelessly to deliver these results while staying true to our purpose of helping people on their path to better health.”

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The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” on pages 11 through 12 and endnotes (1) through (4) on page 26 for explanations of non-GAAP financial measures presented in this press release. See pages 13 through 17 and 24 through 25 for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Consolidated Fourth Quarter and Full Year Results

	Three Months Ended December 31,			Year Ended December 31,
In millions, except per share amounts	2019	2018	Change	2019	2018	Change
Total revenues	$66,889	$54,424	$12,465	$256,776	$194,579	$62,197
Operating income	3,037	824	2,213	11,987	4,021	7,966
Adjusted operating income (1)	3,766	3,719	47	15,339	11,261	4,078
Net income (loss)	1,744	(421)	2,165	6,631	(596)	7,227
Diluted earnings (loss) per share from continuing operations	$1.33	$(0.37)	$1.70	$5.08	$(0.57)	$5.65
Adjusted EPS (2)	$1.73	$2.14	$(0.41)	$7.08	$7.08	$—
Enterprise prescriptions (5) (6)	708.2	685.2	23.0	2,757.7	2,658.0	99.7

•
Total revenues and adjusted revenues (3) increased 22.9% and 23.1%, respectively, for the three months ended December 31, 2019 compared to the prior year. Total revenues and adjusted revenues increased 32.0% and 32.3%, respectively, for the year ended December 31, 2019 compared to the prior year. Revenue growth in both periods was primarily due to the impact of the acquisition (the “Aetna Acquisition”) of Aetna Inc. (“Aetna”), which the Company acquired on November 28, 2018 (the “Aetna Acquisition Date”), as well as increased volume and brand inflation in both the Pharmacy Services and Retail/LTC segments. The revenue increase in both periods was partially offset by continued price compression in the Pharmacy Services segment, continued reimbursement pressure in the Retail/LTC segment and an increased generic dispensing rate.

•
Operating expenses increased 30.9% and 57.0% for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily due to the impact of the Aetna Acquisition, including increased intangible asset amortization. The increase for the year ended December 31, 2019 was also due to the $231 million of store rationalization charges and the $205 million pre-tax loss on the sale of the Company’s Brazilian subsidiary, Drogaria Onofre Ltda. (“Onofre”), both recorded in the year ended December 31, 2019. The increase for the three months ended December 31, 2019 was partially offset by lower acquisition-related transaction and integration costs.

•	Adjusted operating expenses (4) increased 35.2% and 52.9% for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily due to the addition of Aetna.

•
Operating income increased $2.2 billion and $8.0 billion for the three months and year ended December 31, 2019, respectively, compared to the prior year. The increase in both periods was primarily due to the increase in adjusted operating income described below and the absence of the goodwill impairment charges recorded within the Retail/LTC segment in 2018, partially offset by an increase in intangible asset amortization primarily related to the Aetna Acquisition. The increase for the three months ended December 31, 2019 was also due to lower acquisition-related transaction and integration costs. The increase for the year ended December 31, 2019 was partially offset by the absence of $536 million in interest income on the proceeds from the financing for the Aetna Acquisition recorded in the year ended December 31, 2018 and the year ended December 31, 2019 reflecting $231 million of store rationalization charges and the $205 million pre-tax loss on the sale of Onofre.

•
Adjusted operating income increased 1.3% and 36.2% for the three months and year ended December 31, 2019, respectively, compared to the prior year. The increase in both periods was primarily due to the Aetna Acquisition as well as increased volume and improved purchasing economics in the Pharmacy Services and Retail/LTC segments, partially offset by continued reimbursement pressure in the Retail/LTC segment and continued price compression in the Pharmacy Services segment.

•
Net income increased $2.2 billion and $7.2 billion for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily due to the higher operating income described above, partially offset by higher income tax expense associated with the increase in pre-tax income. The increase for the year ended December 31, 2019 was also partially offset by higher interest expense primarily due to financing activity associated with the Aetna Acquisition and the assumption of Aetna’s debt as of the Aetna Acquisition Date.

•
The effective income tax rate was 25.3% and 26.3% for the three months and year ended December 31, 2019, respectively, compared to 513.7% and 142.4% for the three months and year ended December 31, 2018, respectively. The decrease in the effective income tax rate for both periods was primarily due to the absence of the goodwill impairment charges recognized during 2018, the majority of which were not deductible for income tax purposes.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management solutions to employers, health plans, government employee groups and government sponsored programs. The segment results for the three months and year ended December 31, 2019 and 2018 were as follows:

	Three Months Ended December 31,			Year Ended December 31,
In millions	2019	2018	Change	2019	2018	Change
Total revenues	$37,073	$34,899	$2,174	$141,491	$134,736	$6,755
Operating income	1,348	1,339	9	4,735	4,607	128
Adjusted operating income (1)	1,447	1,425	22	5,129	4,955	174
Total pharmacy claims processed (6)	533.9	484.6	49.3	2,014.2	1,889.8	124.4
Pharmacy network (7)	454.0	409.2	44.8	1,704.0	1,601.4	102.6
Mail choice (8)	79.9	75.4	4.5	310.2	288.4	21.8

•
Total revenues increased 6.2% and 5.0% for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily due to brand inflation as well as increased total pharmacy claims volume, partially offset by continued price compression and an increased generic dispensing rate.

•
Total pharmacy claims processed increased 10.2% and 6.6%, on a 30-day equivalent basis, for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily driven by net new business and the continued adoption of Maintenance Choice® offerings.

•
Operating income and adjusted operating income increased 0.7% and 1.5%, respectively, for the three months ended December 31, 2019 compared to the prior year. Operating income and adjusted operating income increased 2.8% and 3.5%, respectively, for the year ended December 31, 2019 compared to the prior year. The increase in operating income and adjusted operating income in both periods was primarily driven by increased claims volume, the addition of Aetna’s mail order and specialty pharmacy operations and improved purchasing economics, partially offset by continued price compression. The increase in operating income in both periods also was partially offset by increased intangible asset amortization related to Aetna’s mail order and specialty pharmacy operations.

See the supplemental information on page 20 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide assortment of general merchandise, provides health care services through walk-in medical clinics and provides services to long-term care facilities. The segment results for the three months and year ended December 31, 2019 and 2018 were as follows:

	Three Months Ended December 31,			Year Ended December 31,
In millions	2019	2018	Change	2019	2018	Change
Total revenues	$22,580	$22,029	$551	$86,608	$83,989	$2,619
Operating income (loss)	1,909	(270)	2,179	5,793	620	5,173
Adjusted operating income (1)	2,031	2,124	(93)	6,705	7,403	(698)
Prescriptions filled (6)	369.0	349.4	19.6	1,417.2	1,339.1	78.1

•
Total revenues increased 2.5% and 3.1% for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily driven by increased prescription volume and brand inflation, partially offset by continued reimbursement pressure and an increased generic dispensing rate.

•
Front store revenues represented approximately 22.7% and 22.4% of total Retail/LTC segment revenues in the three months and year ended December 31, 2019, respectively. Front store revenues increased in the three months and year ended December 31, 2019 compared to the prior year primarily driven by increases in health and beauty product sales.

•
Total prescription volume grew 5.6% and 5.8%, on a 30-day equivalent basis, for the three months and year ended December 31, 2019, respectively, compared to the prior year. The growth was driven primarily by (i) continued adoption of patient care programs, (ii) collaborations with PBMs and (iii) the Company’s preferred status in a number of Medicare Part D networks.

•
Operating income increased $2.2 billion and $5.2 billion for the three months and year ended December 31, 2019, respectively, compared to the prior year. The increase was primarily due to the absence of the $2.2 billion and $6.1 billion of pre-tax goodwill impairment charges related to the LTC reporting unit recorded in the three months and year ended December 31, 2018, respectively, partially offset by the decrease in adjusted operating income described below. The increase for the year ended December 31, 2019 was also partially offset by the $231 million of store rationalization charges primarily related to operating lease right-of-use asset impairment charges in connection with the planned closure of underperforming retail pharmacy stores and the $205 million pre-tax loss on the sale of Onofre, both recorded in the year ended December 31, 2019.

•
Adjusted operating income decreased 4.4% and 9.4% for the three months and year ended December 31, 2019, respectively, compared to the prior year. The decrease was primarily due to continued reimbursement pressure, partially offset by increased prescription volume, an increased generic dispensing rate and improved purchasing economics. The decrease for the year ended December 31, 2019 was also due to increased operating expenses primarily driven by the investment of a portion of the savings from tax reform in wages and benefits.

See the supplemental information on page 21 for additional information regarding the performance of the Retail/LTC segment.

Health Care Benefits Segment

The Health Care Benefits segment provides a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. For periods prior to the Aetna Acquisition Date, the Health Care Benefits segment was comprised of the Company’s SilverScript® Medicare Part D prescription drug plan (“PDP”) business. The segment results for the three months and year ended December 31, 2019 and 2018 were as follows:

	Three Months Ended December 31,			Year Ended December 31,
In millions, except percentages	2019	2018	Change	2019	2018	Change
Total revenues	$17,150	$6,239	$10,911	$69,604	$8,962	$60,642
Operating income	386	432	(46)	3,639	368	3,271
Adjusted operating income (1)	779	590	189	5,202	528	4,674
Medical benefit ratio (“MBR”) (a)	85.7%	NM		84.2%	NM
Medical membership				22.9	22.1	0.8
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(a)
The Health Care Benefits segment was comprised of the Company’s SilverScript PDP business for periods prior to the Aetna Acquisition Date. Accordingly, the MBRs for the three months and year ended December 31, 2018 are not meaningful (“NM”) and are not directly comparable to the MBRs for the three months and year ended December 31, 2019.

•	Total revenues increased $10.9 billion and $60.6 billion, respectively, for the three months and year ended December 31, 2019 compared to the prior year primarily due to the Aetna Acquisition.

•
Operating income decreased $46 million and increased $3.3 billion for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily due to the Aetna Acquisition. Operating income in both periods reflects increased intangible asset amortization related to the Aetna Acquisition, which more than offset the increases in adjusted operating income described below for the three months ended December 31, 2019.

•
Adjusted operating income increased $189 million and $4.7 billion for the three months and year ended December 31, 2019, respectively, compared to the prior year primarily due to the Aetna Acquisition.

•	Medical membership as of December 31, 2019 of 22.9 million increased compared with September 30, 2019, reflecting increases in Medicare, Medicaid and Commercial products.

•
The Health Care Benefits segment experienced favorable development of prior-periods’ health care cost estimates in its Commercial and Government businesses in the three months ended December 31, 2019, primarily attributable to third quarter 2019 performance.

•
Prior years’ health care costs payable estimates developed favorably by $524 million during the year ended December 31, 2019. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual financial statements and does not directly correspond to an increase in 2019 operating results.

See the supplemental information on page 22 for additional information regarding the performance of the Health Care Benefits segment.

2020 Full Year Guidance

The Company’s full year 2020 consolidated GAAP operating income is projected to be in the range of $12.8 billion to $13.0 billion and full year 2020 adjusted operating income is projected to be in the range of $15.5 billion to $15.8 billion. Full year 2020 GAAP diluted EPS from continuing operations is projected to be in the range of $5.47 to $5.60, and full year 2020 Adjusted EPS is projected to be in the range of $7.04 to $7.17.

The adjustments between GAAP operating income and GAAP diluted EPS from continuing operations and adjusted operating income and Adjusted EPS include, as applicable, adding back amortization of intangible assets and integration costs related to the Aetna Acquisition.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its fourth quarter and full year results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About CVS Health

CVS Health employees are united around a common goal of becoming the most consumer-centric health company in the world. We’re evolving based on changing consumer needs and meeting people where they are, whether that’s in the community at one of our nearly 10,000 local touchpoints, in the home, or in the palm of their hand. Our newest offerings - from HealthHUB® locations that are redefining what a pharmacy can be, to innovative programs that help manage chronic conditions - are designed to create a higher-quality, simpler and more affordable experience. Learn more about how we’re transforming health at http://www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include the information under the heading “2020 Full Year Guidance” and the related endnotes and reconciliations and the information in Mr. Merlo’s quoted statement. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
In millions, except per share amounts	2019	2018	2019	2018
Revenues:
Products	$49,213	$47,875	$185,236	$183,910
Premiums	15,510	5,500	63,122	8,184
Services	1,960	874	7,407	1,825
Net investment income	206	175	1,011	660
Total revenues	66,889	54,424	256,776	194,579
Operating costs:
Cost of products sold	42,065	40,564	158,719	156,447
Benefit costs	13,133	4,195	52,529	6,594
Goodwill impairments	—	2,228	—	6,149
Operating expenses	8,654	6,613	33,541	21,368
Total operating costs	63,852	53,600	244,789	190,558
Operating income	3,037	824	11,987	4,021
Interest expense	734	733	3,035	2,619
Loss on early extinguishment of debt	—	—	79	—
Other income	(31)	(11)	(124)	(4)
Income before income tax provision	2,334	102	8,997	1,406
Income tax provision	590	524	2,366	2,002
Income (loss) from continuing operations	1,744	(422)	6,631	(596)
Income from discontinued operations, net of tax	—	1	—	—
Net income (loss)	1,744	(421)	6,631	(596)
Net loss attributable to noncontrolling interests	3	2	3	2
Net income (loss) attributable to CVS Health	$1,747	$(419)	$6,634	$(594)

Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$1.34	$(0.37)	$5.10	$(0.57)
Income from discontinued operations attributable to CVS Health	$—	$—	$—	$—
Net income (loss) attributable to CVS Health	$1.34	$(0.37)	$5.10	$(0.57)
Weighted average basic shares outstanding	1,303	1,121	1,301	1,044
Diluted earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$1.33	$(0.37)	$5.08	$(0.57)
Income from discontinued operations attributable to CVS Health	$—	$—	$—	$—
Net income (loss) attributable to CVS Health	$1.33	$(0.37)	$5.08	$(0.57)
Weighted average diluted shares outstanding	1,310	1,121	1,305	1,044
Dividends declared per share	$0.50	$0.50	$2.00	$2.00

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	At December 31,
In millions	2019	2018
Assets:
Cash and cash equivalents	$5,683	$4,059
Investments	2,373	2,522
Accounts receivable, net	19,617	17,631
Inventories	17,516	16,450
Other current assets	5,113	4,581
Total current assets	50,302	45,243
Long-term investments	17,314	15,732
Property and equipment, net	12,044	11,349
Operating lease right-of-use assets	20,860	—
Goodwill	79,749	78,678
Intangible assets, net	33,121	36,524
Separate accounts assets	4,459	3,884
Other assets	4,600	5,046
Total assets	$222,449	$196,456

Liabilities:
Accounts payable	$10,492	$8,925
Pharmacy claims and discounts payable	13,601	11,365
Health care costs payable	6,879	6,147
Policyholders’ funds	2,991	2,939
Accrued expenses	12,133	10,711
Other insurance liabilities	1,830	1,937
Current portion of operating lease liabilities	1,596	—
Short-term debt	—	720
Current portion of long-term debt	3,781	1,265
Total current liabilities	53,303	44,009
Long-term operating lease liabilities	18,926	—
Long-term debt	64,699	71,444
Deferred income taxes	7,294	7,677
Separate accounts liabilities	4,459	3,884
Other long-term insurance liabilities	7,436	8,119
Other long-term liabilities	2,162	2,780
Total liabilities	158,279	137,913

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	45,972	45,440
Treasury stock	(28,235)	(28,228)
Retained earnings	45,108	40,911
Accumulated other comprehensive income	1,019	102
Total CVS Health shareholders’ equity	63,864	58,225
Noncontrolling interests	306	318
Total shareholders’ equity	64,170	58,543
Total liabilities and shareholders’ equity	$222,449	$196,456

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
In millions	2019	2018
Cash flows from operating activities:
Cash receipts from customers	$248,393	$186,519
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(149,655)	(148,981)
Insurance benefits paid	(52,242)	(6,897)
Cash paid to other suppliers and employees	(28,932)	(17,234)
Interest and investment income received	955	644
Interest paid	(2,954)	(2,803)
Income taxes paid	(2,717)	(2,383)
Net cash provided by operating activities	12,848	8,865

Cash flows from investing activities:
Proceeds from sales and maturities of investments	7,049	817
Purchases of investments	(7,534)	(692)
Purchases of property and equipment	(2,457)	(2,037)
Proceeds from sale-leaseback transaction	5	—
Acquisitions (net of cash acquired)	(444)	(42,226)
Proceeds from sale of subsidiary and other assets	—	832
Other	42	21
Net cash used in investing activities	(3,339)	(43,285)

Cash flows from financing activities:
Net repayments of short-term debt	(720)	(556)
Proceeds from issuance of long-term debt	3,736	44,343
Repayments of long-term debt	(8,336)	(5,522)
Derivative settlements	(25)	446
Dividends paid	(2,603)	(2,038)
Proceeds from exercise of stock options	210	242
Payments for taxes related to net share settlement of equity awards	(112)	(97)
Other	—	1
Net cash provided by (used in) financing activities	(7,850)	36,819
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(4)
Net increase in cash, cash equivalents and restricted cash	1,659	2,395
Cash, cash equivalents and restricted cash at the beginning of the period	4,295	1,900
Cash, cash equivalents and restricted cash at the end of the period	$5,954	$4,295

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
In millions	2019	2018
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$6,631	$(596)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,371	2,718
Goodwill impairments	—	6,149
Stock-based compensation	453	280
Loss on sale of subsidiary	205	86
Loss on early extinguishment of debt	79	—
Deferred income taxes	(654)	87
Other noncash items	264	253
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(2,158)	(1,139)
Inventories	(1,075)	(1,153)
Other assets	(614)	(3)
Accounts payable and pharmacy claims and discounts payable	3,550	2,329
Health care costs payable and other insurance liabilities	320	(311)
Other liabilities	1,476	165
Net cash provided by operating activities	$12,848	$8,865

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP financial measures such as adjusted operating income, adjusted earnings per share (EPS), adjusted income from continuing operations attributable to CVS Health, adjusted revenues and adjusted operating expenses exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:

•
The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

•
During the three months and year ended December 31, 2019 and 2018, acquisition-related transaction and integration costs relate to the Aetna Acquisition. During the year ended December 31, 2018, acquisition-related integration costs also relate to the acquisition of Omnicare, Inc. The acquisition-related transaction and integration costs are reflected in the Company’s condensed consolidated statements of operations in operating expenses primarily within the Corporate/Other segment.

•
During the year ended December 31, 2019, the store rationalization charges relate to the planned closure of 46 underperforming retail pharmacy stores during the second quarter of 2019 and the planned closure of 22 underperforming retail pharmacy stores during the first quarter of 2020. The store rationalization charges primarily relate to operating lease right-of-use asset impairment charges and are reflected in the Company’s condensed consolidated statements of operations in operating expenses within the Retail/LTC segment.

•
During the year ended December 31, 2019, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of Onofre, which occurred on July 1, 2019. The loss on divestiture primarily relates to the elimination of the cumulative translation adjustment from accumulated other comprehensive income. During the year ended December 31, 2018, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of the Company’s RxCrossroads subsidiary for $725 million on January 2, 2018. The losses on divestiture of subsidiary are reflected in the Company’s condensed consolidated statements of operations in operating expenses within the Retail/LTC segment.

•
During the year ended December 31, 2019, the loss on early extinguishment of debt relates to the Company’s repayment of $4.0 billion of its outstanding senior notes in August 2019 pursuant to its tender offers for such senior notes.

•	During the three months and year ended December 31, 2018, the goodwill impairment charges relate to the LTC reporting unit within the Retail/LTC segment.

•
During the three months and year ended December 31, 2018, impairment of long-lived assets primarily relates to the impairment of property and equipment within the Retail/LTC segment and is reflected in operating expenses in the Company’s condensed consolidated statements of operations.

•
During the three months and year ended December 31, 2018, the Company recorded interest expense of $280 million and $1.4 billion, respectively, related to (i) bridge financing costs, (ii) interest expense on the $40 billion of unsecured senior notes issued on March 9, 2018 (the “2018 Notes”) and (iii) interest expense on the $5 billion term loan facility. The interest expense was reduced by related interest income of $83 million and $536 million, during the three months and year ended December 31, 2018, respectively, on the proceeds of the 2018 Notes. All amounts are for the periods prior to the close of the Aetna Acquisition and were recorded within the Corporate/Other segment.

•
The corresponding tax benefit or expense related to the items excluded from adjusted income from continuing operations attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) through (4) for definitions of non-GAAP financial measures. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented on pages 13 through 17 and 24 through 25.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of operating income to adjusted operating income:

	Three Months Ended December 31, 2019
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,348	$1,909	$386	$(430)	$(176)	$3,037
Non-GAAP adjustments:
Amortization of intangible assets	99	122	393	—	—	614
Acquisition-related integration costs	—	—	—	115	—	115
Adjusted operating income (loss) (1)	$1,447	$2,031	$779	$(315)	$(176)	$3,766

	Three Months Ended December 31, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,339	$(270)	$432	$(466)	$(211)	$824
Non-GAAP adjustments:
Amortization of intangible assets	86	123	158	—	—	367
Acquisition-related transaction and integration costs	—	—	—	340	—	340
Goodwill impairment	—	2,228	—	—	—	2,228
Impairment of long-lived assets	—	43	—	—	—	43
Interest income on financing for the Aetna Acquisition	—	—	—	(83)	—	(83)
Adjusted operating income (loss) (1)	$1,425	$2,124	$590	$(209)	$(211)	$3,719

	Year Ended December 31, 2019
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$4,735	$5,793	$3,639	$(1,483)	$(697)	$11,987
Non-GAAP adjustments:
Amortization of intangible assets	394	476	1,563	3	—	2,436
Acquisition-related integration costs	—	—	—	480	—	480
Store rationalization charges	—	231	—	—	—	231
Loss on divestiture of subsidiary	—	205	—	—	—	205
Adjusted operating income (loss) (1)	$5,129	$6,705	$5,202	$(1,000)	$(697)	$15,339

	Year Ended December 31, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$4,607	$620	$368	$(805)	$(769)	$4,021
Non-GAAP adjustments:
Amortization of intangible assets	348	498	160	—	—	1,006
Acquisition-related transaction and integration costs	—	7	—	485	—	492
Loss on divestiture of subsidiary	—	86	—	—	—	86
Goodwill impairments	—	6,149	—	—	—	6,149
Impairment of long-lived assets	—	43	—	—	—	43
Interest income on financing for the Aetna Acquisition	—	—	—	(536)	—	(536)
Adjusted operating income (loss) (1)	$4,955	$7,403	$528	$(856)	$(769)	$11,261

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of income (loss) from continuing operations attributable to CVS Health to adjusted income from continuing operations attributable to CVS Health and calculations of GAAP diluted EPS from continuing operations and Adjusted EPS:

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income (loss) from continuing operations (GAAP measure)	$1,744		$(422)
Net loss attributable to noncontrolling interests (GAAP measure)	3		2
Income allocable to participating securities (GAAP measure)	(1)		—
Income (loss) from continuing operations attributable to CVS Health (GAAP measure)	1,746	$1.33	(420)	$(0.37)
Non-GAAP adjustments:
Amortization of intangible assets	614	0.47	367	0.32
Acquisition-related transaction and integration costs	115	0.09	340	0.30
Goodwill impairment	—	—	2,228	1.98
Impairment of long-lived assets	—	—	43	0.04
Net interest expense on financing for the Aetna Acquisition	—	—	197	0.17
Income tax benefit	(204)	(0.16)	(338)	(0.30)
Income allocable to participating securities, net of tax (a)	(1)	—	(2)	—
Adjusted income from continuing operations attributable to CVS Health (2)	$2,270	$1.73	$2,415	$2.14

Weighted average diluted shares outstanding (GAAP) (2)		1,310		1,121
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,310		1,126
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items in the table above excluded from income (loss) from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS in the table above.

	Year Ended December 31, 2019		Year Ended December 31, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income (loss) from continuing operations (GAAP measure)	$6,631		$(596)
Net loss attributable to noncontrolling interests (GAAP measure)	3		2
Income allocable to participating securities (GAAP measure)	(5)		(3)
Income (loss) from continuing operations attributable to CVS Health (GAAP measure)	6,629	$5.08	(597)	$(0.57)
Non-GAAP adjustments:
Amortization of intangible assets	2,436	1.87	1,006	0.96
Acquisition-related transaction and integration costs	480	0.37	492	0.47
Store rationalization charges	231	0.17	—	—
Loss on divestiture of subsidiary	205	0.16	86	0.08
Loss on early extinguishment of debt	79	0.06	—	—
Goodwill impairments	—	—	6,149	5.87
Impairment of long-lived assets	—	—	43	0.04
Net interest expense on financing for the Aetna Acquisition	—	—	894	0.86
Income tax benefit	(815)	(0.63)	(658)	(0.62)
Income allocable to participating securities, net of tax (a)	(1)	—	(9)	(0.01)
Adjusted income from continuing operations attributable to CVS Health (2)	$9,244	$7.08	$7,406	$7.08

Weighted average diluted shares outstanding (GAAP) (2)		1,305		1,044
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,305		1,047
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items in the table above excluded from income (loss) from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS in the table above.

Adjusted Revenues and Adjusted Operating Expenses
(Unaudited)

The following is a reconciliation of total revenues to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
In millions	2019	2018	2019	2018
Total revenues (GAAP measure)	$66,889	$54,424	$256,776	$194,579
Non-GAAP adjustment:
Interest income on financing for the Aetna Acquisition	—	(83)	—	(536)
Adjusted revenues (3)	$66,889	$54,341	$256,776	$194,043

The following is a reconciliation of operating expenses to adjusted operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
In millions	2019	2018	2019	2018
Operating expenses (GAAP measure)	$8,654	$6,613	$33,541	$21,368
Non-GAAP adjustments:
Amortization of intangible assets	(614)	(367)	(2,436)	(1,006)
Acquisition-related transaction and integration costs	(115)	(340)	(480)	(492)
Store rationalization charges	—	—	(231)	—
Loss on divestiture of subsidiary	—	—	(205)	(86)
Impairment of long-lived assets	—	(43)	—	(43)
Adjusted operating expenses (4)	$7,925	$5,863	$30,189	$19,741

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income. Effective for the first quarter of 2019, adjusted operating income is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). Segment financial information for the three months and year ended December 31, 2018 has been retrospectively adjusted to conform with the current period presentation. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

Effective for the first quarter of 2019, the Company realigned the composition of its segments to correspond with changes to its operating model and reflect how the CODM reviews information and manages the business. As a result of this realignment, the Company’s SilverScript PDP moved from the Pharmacy Services segment to the Health Care Benefits segment. In addition, the Company moved Aetna’s mail order and specialty pharmacy operations from the Health Care Benefits segment to the Pharmacy Services segment. Segment financial information for the year ended December 31, 2018 was retrospectively adjusted to reflect these changes as reported in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2019. Segment financial information for the three months ended December 31, 2018, has been retrospectively adjusted to reflect these changes as shown below:

	Three Months Ended December 31, 2018
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Revenues, as previously reported	$34,890	$22,029	$5,549	$131	$(8,175)	$54,424
Adjustments	9	—	690	—	(699)	—
Revenues, as adjusted	$34,899	$22,029	$6,239	$131	$(8,874)	$54,424

Cost of products sold (a)	$32,648	$15,588	$147	$—	$(7,819)	$40,564
Adjustments	611	—	—	—	(611)	—
Cost of products sold, as adjusted	$33,259	$15,588	$147	$—	$(8,430)	$40,564

Benefit costs (a)	$406	$—	$3,873	$22	$(106)	$4,195
Adjustments	(406)	—	406	—	—	—
Benefit costs, as adjusted	$—	$—	$4,279	$22	$(106)	$4,195

Operating expenses, as previously reported	$341	$4,483	$1,253	$575	$(39)	$6,613
Adjustments	(40)	—	128	—	(88)	—
Operating expenses, as adjusted	$301	$4,483	$1,381	$575	$(127)	$6,613

Operating income (loss), as previously reported	$1,495	$(270)	$276	$(466)	$(211)	$824
Adjustments	(156)	—	156	—	—	—
Operating income (loss), as adjusted	1,339	(270)	432	(466)	(211)	824
Segment measure adjustments	86	2,394	158	257	—	2,895
Adjusted operating income (loss)	$1,425	$2,124	$590	$(209)	$(211)	$3,719
_____________________________________________

(a)	The total of cost of products sold and benefit costs previously were reported as cost of revenues.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

In millions	Pharmacy Services (a)	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations (b)	Consolidated Totals
Three Months Ended
December 31, 2019
Total revenues	$37,073	$22,580	$17,150	$89	$(10,003)	$66,889
Operating income (loss)	1,348	1,909	386	(430)	(176)	3,037
Adjusted operating income (loss) (1)	1,447	2,031	779	(315)	(176)	3,766
December 31, 2018
Total revenues	34,899	22,029	6,239	131	(8,874)	54,424
Operating income (loss)	1,339	(270)	432	(466)	(211)	824
Adjusted operating income (loss) (1)	1,425	2,124	590	(209)	(211)	3,719

Year Ended
December 31, 2019
Total revenues	$141,491	$86,608	$69,604	$512	$(41,439)	$256,776
Operating income (loss)	4,735	5,793	3,639	(1,483)	(697)	11,987
Adjusted operating income (loss) (1)	5,129	6,705	5,202	(1,000)	(697)	15,339
December 31, 2018
Total revenues	134,736	83,989	8,962	606	(33,714)	194,579
Operating income (loss)	4,607	620	368	(805)	(769)	4,021
Adjusted operating income (loss) (1)	4,955	7,403	528	(856)	(769)	11,261
_____________________________________________

(a)
Total revenues of the Pharmacy Services segment include approximately $2.6 billion of retail co-payments for each of the three-month periods ended December 31, 2019 and 2018, and $11.5 billion and $11.4 billion of retail co-payments for the years ended December 31, 2019 and 2018, respectively.

(b)	Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services segment, the Retail/LTC segment and/or the Health Care Benefits segment.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended December 31,		Year Ended December 31,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$36,890	$34,792	$140,946	$134,285
Services	183	107	545	451
Total revenues	37,073	34,899	141,491	134,736
Cost of products sold	35,327	33,259	135,245	128,777
Operating expenses	398	301	1,511	1,352
Operating expenses as a % of total revenues	1.1%	0.9%	1.1%	1.0%
Operating income	$1,348	$1,339	$4,735	$4,607
Operating income as a % of total revenues	3.6%	3.8%	3.3%	3.4%
Adjusted operating income (1)	$1,447	$1,425	$5,129	$4,955
Adjusted operating income as a % of total revenues	3.9%	4.1%	3.6%	3.7%
Revenues (by distribution channel):
Pharmacy network (7) (10)	$22,838	$22,609	$88,755	$87,167
Mail choice (8) (10)	14,075	12,175	52,141	47,049
Other	160	115	595	520
Pharmacy claims processed: (6)
Total	533.9	484.6	2,014.2	1,889.8
Pharmacy network (7)	454.0	409.2	1,704.0	1,601.4
Mail choice (8)	79.9	75.4	310.2	288.4
Generic dispensing rate: (6)
Total	87.8%	86.9%	88.2%	87.3%
Pharmacy network (7)	88.3%	87.5%	88.7%	87.9%
Mail choice (8)	85.2%	83.6%	85.1%	83.9%
Mail choice penetration rate (6) (8)	15.0%	15.6%	15.4%	15.3%

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

	Three Months Ended December 31,		Year Ended December 31,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$22,326	$21,793	$85,729	$83,175
Services	254	236	879	814
Total revenues	22,580	22,029	86,608	83,989
Cost of products sold	16,184	15,588	62,688	59,906
Goodwill impairments	—	2,228	—	6,149
Operating expenses	4,487	4,483	18,127	17,314
Operating expenses as a % of total revenues	19.9%	20.4%	20.9%	20.6%
Operating income (loss)	$1,909	$(270)	$5,793	$620
Operating income (loss) as a % of total revenues	8.5%	(1.2)%	6.7%	0.7%
Adjusted operating income (1)	$2,031	$2,124	$6,705	$7,403
Adjusted operating income as a % of total revenues	9.0%	9.6%	7.7%	8.8%
Revenues (by major goods/service lines):
Pharmacy	$17,245	$16,751	$66,442	$64,179
Front Store	5,134	5,066	19,422	19,055
Other	201	212	744	755
Prescriptions filled (6)	369.0	349.4	1,417.2	1,339.1
Revenues increase:
Total	2.5%	5.4%	3.1%	5.8%
Pharmacy	2.9%	7.2%	3.5%	7.8%
Front Store	1.3%	1.7%	1.9%	1.5%
Total prescription volume increase (6)	5.6%	8.6%	5.8%	8.8%
Same store sales increase: (9)
Total	3.2%	5.7%	3.7%	6.0%
Pharmacy	4.1%	7.4%	4.5%	7.9%
Front Store	0.7%	0.5%	1.1%	0.5%
Prescription volume (6)	6.9%	9.1%	7.2%	9.1%
Generic dispensing rate (6)	87.5%	86.7%	88.3%	87.5%

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

	Three Months Ended December 31,		Year Ended December 31,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$—	$164	$—	$164
Premiums	15,488	5,496	63,031	8,180
Services	1,521	531	5,974	560
Net investment income	141	48	599	58
Total revenues	17,150	6,239	69,604	8,962
Cost of products sold	—	147	—	147
Benefit costs	13,277	4,279	53,092	6,678
MBR (Benefit costs as a % of premium revenues) (a)	85.7%	NM	84.2%	NM
Operating expenses	$3,487	$1,381	$12,873	$1,769
Operating expenses as a % of total revenues	20.3%	22.1%	18.5%	19.7%
Operating income	$386	$432	$3,639	$368
Operating income as a % of total revenues	2.3%	6.9%	5.2%	4.1%
Adjusted operating income (1)	$779	$590	$5,202	$528
Adjusted operating income as a % of total revenues	4.5%	9.5%	7.5%	5.9%
_____________________________________________

(a)
The Health Care Benefits segment consisted solely of the Company’s SilverScript PDP business for periods prior to the Aetna Acquisition Date. Accordingly, the MBRs for the three months and year ended December 31, 2018 are not meaningful (“NM”) and are not directly comparable to the MBRs for the three months and year ended December 31, 2019.

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	December 31, 2019			September 30, 2019			December 31, 2018
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership:
Commercial	3,591	14,159	17,750	3,560	14,159	17,719	3,871	13,888	17,759
Medicare Advantage	2,321	—	2,321	2,304	—	2,304	1,758	—	1,758
Medicare Supplement	881	—	881	842	—	842	793	—	793
Medicaid	1,398	558	1,956	1,382	562	1,944	1,128	663	1,791
Total medical membership	8,191	14,717	22,908	8,088	14,721	22,809	7,550	14,551	22,101

Supplemental membership information:
Medicare Prescription Drug Plan (standalone) (a)			5,994			5,998			6,134
_____________________________________________

(a)
Represents the Company’s SilverScript PDP membership only. Excludes 2.5 million, 2.5 million and 2.3 million members as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively, related to Aetna’s standalone PDPs that were sold effective December 31, 2018. The Company retained the financial results of the divested plans through 2019 through a reinsurance agreement. Subsequent to 2019, the Company will no longer retain the financial results of the divested plans.

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the years ended December 31, 2019 and 2018:

In millions	2019	2018
Health care costs payable, beginning of period	$6,147	$5
Less: Reinsurance recoverables	4	—
Health care costs payable, beginning of period, net	6,143	5
Acquisitions, net	—	5,357
Reclassification from pharmacy claims and discounts payable (a)	—	776
Add: Components of incurred health care costs
Current year	52,723	6,594
Prior years (b)	(524)	(42)
Total incurred health care costs (c)	52,199	6,552
Less: Claims paid
Current year	46,158	6,303
Prior years	5,314	260
Total claims paid	51,472	6,563
Add: Premium deficiency reserve	4	16
Health care costs payable, end of period, net	6,874	6,143
Add: Reinsurance recoverables	5	4
Health care costs payable, end of period	$6,879	$6,147
_____________________________________________

(a)
As of the Aetna Acquisition Date, the Company reclassified $776 million of the Pharmacy Services segment’s unpaid retail pharmacy claims to third parties from pharmacy claims and discounts payable to health care costs payable as the third party liability was incurred to support the Health Care Benefits segment’s insured members.

(b)	Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.

(c)
Total incurred health care costs for the year ended December 31, 2019 and 2018 in the table above exclude (i) $4 million and $16 million, respectively, related to a premium deficiency reserve related to the Company’s Medicaid products, (ii) $41 million and $4 million, respectively, of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the condensed consolidated balance sheets and (iii) $285 million and $22 million, respectively, of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the condensed consolidated balance sheets.

	Days Claims Payable
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Days Claims Payable (a)	48	51	48	45
_____________________________________________

(a)
Days claims payable is calculated by dividing the health care costs payable at the end of each quarter by the average health care costs per day during each respective quarter. Days claims payable is not directly comparable to the legacy Aetna metric due to the addition of approximately 6.0 million SilverScript standalone Medicare PDP members to the Health Care Benefits segment in each period presented as a result of the segment realignment in the first quarter of 2019.

Adjusted Operating Income Guidance
(Unaudited)

The following reconciliation of projected operating income to projected adjusted operating income contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q. See the discussion at “Non-GAAP Financial Information” earlier in this press release and endnote (1) later in this press release for more information on how we calculate adjusted operating income.

	Year Ending December 31, 2020
In millions	Low	High
Operating income (GAAP measure)	$12,760	$12,990
Non-GAAP adjustments:
Amortization of intangible assets	2,320	2,320
Acquisition-related integration costs	450	450
Adjusted operating income (1)	$15,530	$15,760

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected income from continuing operations to projected adjusted income from continuing operations attributable to CVS Health and calculation of projected GAAP diluted EPS from continuing operations and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q. See the discussion at “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2020
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income from continuing operations (GAAP measure)	$7,210		$7,385
Net loss attributable to noncontrolling interests (GAAP measure)	5		5
Income from continuing operations attributable to CVS Health (GAAP measure)	7,215	$5.47	7,390	$5.60
Non-GAAP adjustments:
Amortization of intangible assets	2,320	1.76	2,320	1.76
Acquisition-related integration costs	450	0.34	450	0.34
Income tax benefit	(690)	(0.53)	(690)	(0.53)
Adjusted income from continuing operations attributable to CVS Health (2)	$9,295	$7.04	$9,470	$7.17

Weighted average diluted shares outstanding		1,320		1,320

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, goodwill impairments, impairment of long-lived assets, interest income on financings associated with proposed acquisitions (for periods prior to the acquisition), and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating income.
(2) The Company defines adjusted income from continuing operations attributable to CVS Health as income (loss) from continuing operations attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, losses on early extinguishment of debt, goodwill impairments, impairment of long-lived assets, net interest expense on financings associated with proposed acquisitions (for periods prior to the acquisition), the corresponding income tax benefit or expense related to the items excluded from adjusted income from continuing operations attributable to CVS Health, the corresponding impact to income allocable to participating securities, net of tax, related to the items excluded from income (loss) from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health, and any other items specifically identified herein. GAAP diluted EPS from continuing operations and Adjusted EPS, respectively, are calculated by dividing income (loss) from continuing operations attributable to CVS Health and adjusted income from continuing operations attributable to CVS Health by the Company’s weighted average diluted shares outstanding.
Adjusted EPS for the three months and year ended December 31, 2018 is calculated utilizing adjusted weighted average diluted shares outstanding, which include 5 million and 3 million potential common equivalent shares, respectively, as the impact of these shares was dilutive. The potential common equivalent shares were excluded from the calculation of GAAP loss per share from continuing operations for the three months and year ended December 31, 2018, as these shares would have had an anti-dilutive effect as a result of the GAAP net loss incurred. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from income from continuing operations attributable to CVS Health and GAAP diluted EPS.
(3) The Company defines adjusted revenues as total revenues (GAAP measure) excluding the impact of certain items that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as interest income on financings associated with proposed acquisitions (for periods prior to the acquisition) and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from total revenues.
(4) The Company defines adjusted operating expenses as operating expenses (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, impairment of long-lived assets and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating expenses.
(5) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefits manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels.
(6) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(7) Pharmacy network revenues, pharmacy claims processed and generic dispensing rate do not include Maintenance Choice® activity, which is included within the mail choice category. Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(8) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(9) Same store sales and prescription volume exclude revenues from MinuteClinic®, and revenues and prescriptions from stores in Brazil and LTC operations.
(10) Certain prior year amounts have been reclassified for consistency with the current period presentation.